UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2017, PC Connection, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

The following is a brief description and vote count of all items voted on at the Annual Meeting:

(1)The election of six directors to serve until the 2017 Annual Meeting of Stockholders; and

(2)The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

For more information on the proposals, see the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 31, 2017.

The proposals were approved by the following votes:

Proposal #1:	For	Withheld	Broker Non- Vote
Election of Patricia Gallup	20,649,781	4,169,839	1,052,024
Election of David Hall	20,683,581	4,136,039	1,052,024
Election of Joseph Baute	24,508,942	310,678	1,052,024
Election of David Beffa-Negrini	20,609,864	4,209,756	1,052,024
Election of Barbara Duckett	24,581,576	238,044	1,052,024
Election of Jack Ferguson	24,284,351	535,269	1,052,024

Proposal #2:	For	Against	Abstain	Broker Non- Vote
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.	25,778,847	78,789	4,008	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: May 18, 2017	By:	/s/ G. WILLIAM SCHULZE
G. William Schulze Vice President and Interim Treasurer & Chief Financial Officer